EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Sionix Corporation
Los Angeles, California

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8, numbers 333-175009, 333-167221, 333-148725, 333-114623, 333-91874, 333-91872, 333-64646, 333-55348, 333-54760, 333-72169 and 333-08885, of our report dated December 20, 2011, relating to the financial statements appearing in the Annual Report on Form 10-K of Sionix Corporation for the year ended September 30, 2011.

/s/ Kabani & Company, Inc.

KABANI & COMPANY, INC.
Los Angeles, California
December 20, 2011